Exhibit (e)(1)


                         DISTRIBUTION AGREEMENT

                     AMENDED AND RESTATED SCHEDULE A





            FUND                             EFFECTIVE DATE
            ----                             --------------


     Choice Focus Fund                       November 1, 2002
     Choice Balanced Fund                    November 1, 2002
     Choice Long-Short Fund                  November 1, 2002
     Choice Market Neutral Fund              January 31, 2003

                         DISTRIBUTION AGREEMENT

                     AMENDED AND RESTATED SCHEDULE B



ASSET BASED FEES
----------------

----------------------------------------------------------------------------------
   NAME OF FUND       AVERAGE NET ASSETS      BASIS POINTS    MINIMUM ANNUAL FEE
   ------------       ------------------      ------------    ------------------
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
   Focus Fund         Up to $250 Million     2.0 basis points       $12,500*
----------------------------------------------------------------------------------
                      Over $250 Million      1.0 basis points
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
  Balanced Fund       Up to $250 Million     2.0 basis points       $12,500*
----------------------------------------------------------------------------------
                      Over $250 Million      1.0 basis points
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
  Long-Short Fund     Up to $250 Million     2.0 basis points       $12,500*
----------------------------------------------------------------------------------
                      Over $250 Million      1.0 basis points
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Market Neutral Fund   Up to $250 Million     2.0 basis points       $12,500*
----------------------------------------------------------------------------------
                      Over $250 Million      1.0 basis points
----------------------------------------------------------------------------------



*The annual fee shall not exceed $100,000 per fund family.

DISTRIBUTION EXPENSES

Expenses of marketing, promoting and distributing the Funds are in addition to the fees set forth above, including, but not limited to, prospectus development and printing; advertising; direct mail; public relations activities; trade show attendance; call management and fulfillment and fees paid to broker/dealers.


OUT-OF-POCKET EXPENSES

In addition to the compensation payable to the Distributor, the Funds agree to reimburse, upon request (or pay directly at the Distributor's discretion), the Distributor's out-of-pocket expenses.